Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: January 30, 2013

Contacts:
Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

2012 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced a 5% net income increase for the year ended December 31, 2012, with net income of $5.3 million, or $2.32 per share, compared to net income for the year ended December 31, 2011 of $5.0 million, or $2.28 per share. This was accomplished through generating revenue that in total increased $1.5 million, or 6%, in 2012 over to the 2011 year. The net interest income decline was moderated, given the 2012 interest rate environment, to $202 thousand, or less than a 1% change. Asset quality was addressed with resolutions occurring but at a cost of $850 thousand in additional provisions for loan losses with an additional $63 thousand incurred in other real estate expenses. Other income was propelled by $966 thousand more in gains from loan sales and $265 thousand gains on securities, partially offset by $139 thousand of additional foreclosed asset losses. Improvements were made during 2012, where loan service charges, trust revenue, and interchange fees increased $302, $192 and $118 thousand, respectively. In addition, other operating expense was elevated by a $236 thousand long-term debt pre-payment fee. Excluding this fee and the other real estate costs, operating expenses remained mostly flat during 2012 compared to the 2011 year.

“We are very pleased with this year’s financial result, which reflects growth in a number of key areas,” stated Daniel J. Santaniello, President and Chief Executive Officer. “Our strategic focus on offering a differentiated approach to customer service, along with our committed employees has enabled us to increase customers, loans and low cost deposits within our marketplace. This focus produced revenue growth and an increase in capital that positions us well for continued growth.”

Net income for the quarter ended December 31, 2012 was $1.3 million compared to $1.2 million for the same quarter of 2011. The earnings per share for the quarter were $0.58 compared to $0.54 for the same prior year period. Net interest income for the 2012 fourth quarter improved $161 thousand over the same 2011 period primarily from reduced interest expense and higher non-interest checking balances plus the contribution from growth in the loan portfolio. The interchange fee, loan servicing and mortgage banking initiatives engaged during the past year improved the current quarter’s other income $167 thousand and impairment losses on securities declined $165 thousand. These improvements were partially offset by the $103 thousand, or 2%, increase in operating expenses, primarily in salary and benefits, compared to the 2011 fourth quarter.

The Company’s assets totaled $601.9 million at December 31, 2012, down from $606.7 million at December 31, 2011. Asset growth was muted from utilizing available cash to fund loan growth and pay down other liabilities and long-term debt. Shareholders’ equity grew $5.7 million, or 11%. The Bank’s regulatory capital ratios for the period ending December 31, 2012 were Total Risk Based Capital Ratio of 13.6%, Tier I Capital Ratio of 12.4% and Leverage Ratio of 9.8%, all of which soundly exceed the current "well capitalized" regulatory requirements.

Net interest income was $20.6 million for the year ended December 31, 2012, a less than 1% change, or $202 thousand below the $20.8 million earned in 2011, a reasonable result achieved from efforts to mitigate margin pressure caused by operating during significant economic and political uncertainties during a year which mid-to long-term interest rates were lowered to historical low levels. As a result, net interest margin declined 9 basis points to 3.80% for 2012 from 3.89% for 2011.

Net interest income was $5.2 million for the quarter ended December 31, 2012, compared to the $5.0 million recorded during the same quarter of 2011. The cost reductions on lower interest-bearing liabilities coupled with lower deposit rates, plus the larger loan portfolio, more than offset the persistent effect low rates had on reducing earning-asset yields. Utilizing low yield cash to fund higher yielding loans during the past year improved the fourth quarter 2012 net interest margin to 3.86%, compared to 3.67% for same 2011 period.

The provision for loan losses was $2.7 million for the 2012 year, compared to $1.8 million required in 2011. The efforts to resolve asset quality, addressing the migration of commercial credits to non-performing status, including reaching a resolution on several substandard and non-accrual credits, necessitated the added requirement to increase the provision for loan losses $850 thousand.

The provision for loan losses was $650 thousand for the fourth quarter of 2012 compared to the $450 thousand required for the fourth quarter of 2011. Replenishing the allowance for loan losses from charge-off activity taken during the fourth quarter of 2012 increased the level of provision for loan losses required when compared to the fourth quarter of 2011.

Workout efforts proved successful to begin reducing asset quality issues as the ratio of non-performing assets to total assets at December 31, 2012 decreased to 2.94% from 3.58% at December 31, 2011. The ratio of non-accrual loans to total loans at December 31, 2012 decreased 67 basis-points to 2.73%. Net charge-offs were $2.4 million in 2012 and $1.6 million in 2011. The allowance for loan losses was 1.89% of total loans at December 31, 2012, down from 1.97% at December 31, 2011.

Total other income for the year ended December 31, 2012 was $7.6 million, compared to $5.9 million for the 2011 year. The additional $967 thousand from significantly higher profit margin on mortgage banking activities, $302 thousand more loan service charges, along with growth of $192 thousand from trust activity and $118 thousand more interchange transaction fees plus $265 thousand of gains recognized on securities, collectively, pushed other income up by $1.7 million.

Total other income recorded for the quarter ended December 31, 2012 was a $1.8 million compared with $1.6 million for the same quarter in 2011. The $167 thousand increase primarily occurred from higher mortgage banking and more interchange activity during the quarter.

Total other operating expenses remained basically even, except for the $236 thousand long-term debt pre-payment fee and $63 thousand in other real estate costs which increased other expenses to $18.4 million for the year ending December 31, 2012, compared to $18.0 million for the 2011 year. The reductions in occupancy and equipment expenses and FDIC assessment almost offset increased salary and benefits and marketing expenses.

Total other operating expenses increased $103 thousand, or 2%, to $4.6 million from $4.5 million for the quarters ending December 31, 2012 and 2011, respectively. The other operating expenses primarily increased from higher salaries and benefits and added costs from more other real estate owned.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations. The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-Looking Statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•	the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
•	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet;
•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	deteriorating economic conditions;
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	December 31, 2012	December 31, 2011
Assets
Total cash and cash equivalents	$21,846	$52,165
Investment securities	100,730	108,543
Federal Home Loan Bank Stock	2,624	3,699
Loans and leases	444,101	410,831
Allowance for loan losses	(8,372)	(8,108)
Premises and equipment, net	14,127	13,575
Life insurance cash surrender value	10,065	9,740
Other assets	16,800	16,297

Total assets	$601,921	$606,742

Liabilities
Non-interest-bearing deposits	$126,035	$96,155
Interest-bearing deposits	388,625	419,647
Total deposits	514,660	515,802
Short-term borrowings	8,056	9,507
Long-term debt	16,000	21,000
Other liabilities	3,863	6,809
Total liabilities	542,579	553,118

Shareholders' equity	59,342	53,624

Total liabilities and shareholders' equity	$601,921	$606,742

Average Year-To-Date Balances:	December 31, 2012	December 31, 2011
Assets
Total cash and cash equivalents	$37,022	$50,325
Investment securities	112,712	101,184
Loans and leases, net	418,87	403,704
Premises and equipment, net	13,943	14,188
Other assets	26,522	26,926

Total assets	$608,486	$596,327

Liabilities
Non-interest-bearing deposits	$111,458	$102,441
Interest-bearing deposits	406,948	406,568
Total deposits	518,406	509,009
Short-term borrowings and long-term debt	29,794	33,630
Other liabilities	3,390	3,290
Total liabilities	551,590	545,929

Shareholders' equity	56,896	50,398

Total liabilities and shareholders' equity	$608,486	$596,327

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Interest income
Loans and leases	$5,455	$5,405	$21,699	$22,906
Securities and other	522	674	2,295	2,697

Total interest income	5,977	6,079	23,994	25,603

Interest expense
Deposits	553	763	2,439	3,672
Borrowings and debt	221	274	915	1,089

Total interest expense	774	1,037	3,354	4,761

Net interest income	5,203	5,042	20,640	20,842

Provision for loan losses	650	450	2,650	1,800
OTTI - credit losses	-	165	136	246
Other income	1,818	1,651	7,645	5,938
Other expenses	4,594	4,491	18,438	18,044
Provision for income taxes	452	385	1,763	1,645
Net income	$1,325	$1,202	$5,298	$5,045

	Three Months Ended
	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Interest income
Loans and leases	$5,455	$5,420	$5,408	$5,415	$5,405
Securities and other	522	554	583	637	674

Total interest income	5,977	5,974	5,991	6,052	6,079

Interest expense
Deposits	553	585	617	684	763
Borrowings and debt	221	219	221	254	274

Total interest expense	774	804	838	938	1,037

Net interest income	5,203	5,170	5,153	5,114	5,042

Provision for loan losses	650	700	600	700	450
OTTI - credit losses	-	-	31	105	165
Other income	1,818	1,868	1,903	2,056	1,651
Other expenses	4,594	4,453	4,678	4,713	4,491
Provision for income taxes	452	486	430	395	385
Net income	$1,325	$1,399	$1,317	$1,257	$1,202

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Assets
Total cash and cash equivalents	$21,846	$45,622	$22,791	$65,681	$52,165
Investment securities	100,730	103,135	110,809	115,367	108,543
Federal Home Loan Bank Stock	2,624	3,019	3,339	3,514	3,699
Loans and leases	444,101	430,914	426,118	422,272	410,831
Allowance for loan losses	(8,372)	(8,142)	(8,151)	(8,320)	(8,108)
Premises and equipment, net	14,127	14,270	13,686	13,942	13,575
Life insurance cash surrender value	10,065	9,984	9,901	9,819	9,740
Other assets	16,800	16,645	17,243	17,005	16,297

Total assets	$601,921	$615,447	$595,736	$639,280	$606,742

Liabilities
Non-interest-bearing deposits	$126,035	$114,653	$110,283	$129,041	$96,155
Interest-bearing deposits	388,625	409,467	401,787	419,124	419,647
Total deposits	514,660	524,120	512,070	548,165	515,802
Short-term borrowings	8,056	14,069	8,106	17,238	9,507
Long-term debt	16,000	16,000	16,000	16,000	21,000
Other liabilities	3,863	2,705	2,997	2,900	6,809
Total liabilities	542,579	556,894	539,173	584,303	553,118

Shareholders' equity	59,342	58,553	56,563	54,977	53,624

Total liabilities and shareholders' equity	$601,921	$615,447	$595,736	$639,280	$606,742

Average Quarterly Balances:	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Assets
Total cash and cash equivalents	$27,674	$32,254	$32,037	$56,277	$53,814
Investment securities	107,021	111,112	118,721	114,076	112,554
Loans and leases, net	426,040	423,250	416,755	406,962	402,093
Premises and equipment, net	14,266	14,132	13,855	13,516	13,746
Other assets	26,662	26,938	26,680	25,801	26,688

Total assets	$601,663	$607,686	$608,048	$616,632	$608,895

Liabilities
Non-interest-bearing deposits	$117,025	$111,781	$109,785	$107,175	$99,973
Interest-bearing deposits	393,319	407,335	411,088	416,195	417,210
Total deposits	510,344	519,116	520,873	523,370	517,183
Short-term borrowings and long-term debt	28,527	27,616	27,954	35,117	35,114
Other liabilities	3,549	3,390	3,266	3,355	3,658
Total liabilities	542,420	550,122	552,093	561,842	555,955

Shareholders' equity	59,243	57,564	55,955	54,790	52,940

Total liabilities and shareholders' equity	$601,663	$607,686	$608,048	$616,632	$608,895

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Selected returns and financial ratios
Diluted earnings per share	$0.58	$0.61	$0.57	$0.56	$0.54
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	4.41%	4.36%	4.41%	4.39%	4.39%
Cost of interest-bearing liabilities	0.73%	0.74%	0.77%	0.84%	0.91%
Net interest spread	3.68%	3.62%	3.64%	3.55%	3.48%
Net interest margin	3.86%	3.79%	3.81%	3.73%	3.67%
Return on average assets	0.88%	0.92%	0.87%	0.82%	0.78%
Return on average equity	8.90%	9.67%	9.47%	9.23%	9.01%
Efficiency ratio	64.44%	61.74%	64.54%	62.89%	65.35%
Expense ratio	1.88%	1.69%	1.84%	1.74%	1.88%

	Twelve Months Ended
	Dec. 31, 2012	Dec. 31, 2011
Diluted earnings per share	$2.32	$2.28
Dividends per share	$1.00	$1.00
Yield on interest-earning assets (FTE)	4.39%	4.75%
Cost of interest-bearing liabilities	0.77%	1.08%
Net interest spread	3.62%	3.67%
Net interest margin	3.80%	3.89%
Return on average assets	0.87%	0.85%
Return on average equity	9.31%	10.01%
Efficiency ratio	63.40%	65.47%
Expense ratio	1.78%	2.04%

Other data
	Dec. 31, 2012		Sep. 30, 2012		Jun. 30, 2012		Mar. 31, 2012		Dec. 31, 2011
Book value per share	$25.54		$25.37		$24.69		$24.18		$23.78
Equity to assets	9.86%		9.51%		9.49%		8.60%		8.84%
Allowance for loan losses to:
Total loans	1.89%		1.89%		1.91%		1.97%		1.97%
Non-accrual loans	0.69	x	0.65	x	0.60	x	0.65	x	0.58	x
Non-accrual loans to total loans	2.73%		2.89%		3.16%		3.04%		3.40%
Non-performing assets to total assets	2.94%		2.72%		3.70%		3.32%		3.58%